Exhibit 99.1

Fold, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$4,387,072	$1,491,544
Accounts receivable, net	616,193	624,903
Inventories	178,983	129,194
Digital assets	6,371,951	5,333,384
Safeguarding customer digital assets	6,801,838	1,229,467
Prepaid expenses and other current assets	513,464	510,151
Total current assets	18,869,501	9,318,643
Digital assets, long-term	63,929,891	82,631
Capitalized software development costs, net	855,917	553,766
Total assets	$83,655,309	$9,955,040

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$1,787,902	$185,423
Accrued expenses and other current liabilities	20,046	25,942
Customer rewards liability	6,371,951	5,333,384
Safeguarding customer digital liabilities	6,801,838	1,229,467
Deferred revenue	422,888	446,683
Total current liabilities	15,404,625	7,220,899
Deferred revenue, long-term	508,006	565,327
Simple Agreements for Future Equity (“SAFEs”)	141,750,580	10,601,545
Total liabilities	157,663,211	18,387,771
Commitments and contingencies (Note 10)
Stockholders’ deficit
Preferred stock, $0.0001 par value; 12,364,815 shares authorized, issued, and outstanding at September 30, 2024 and December 31, 2023	1,237	1,237
Common stock, $0.0001 par value; 25,000,000 shares authorized at September 30, 2024 and December 31, 2023; 7,072,300 shares issued and outstanding at September 30, 2024 and December 31, 2023	707	707
Additional paid-in-capital	27,825,061	27,825,061
Accumulated deficit	(101,834,907)	(36,259,736)
Total stockholders’ deficit	(74,007,902)	(8,432,731)
Total liabilities and stockholders’ deficit	$83,655,309	$9,955,040

The accompanying notes are an integral part of these condensed financial statements.

Fold, Inc.
Condensed Statements of Operations
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Revenues, net	$15,311,724	$15,793,860

Operating expenses
Banking and payment costs	14,459,183	15,489,635
Custody and trading costs	144,577	152,135
Compensation and benefits	2,340,838	3,005,690
Marketing expenses	219,567	393,621
Professional fees	3,446,671	384,965
Amortization expense	207,900	318,416
Loss on customer rewards liability	2,344,103	2,250,160
Gain on digital assets – rewards treasury	(2,639,860)	(2,110,329)
Other selling, general and administrative expenses	1,001,612	973,311
Total operating expenses	21,524,591	20,857,604
Operating loss	(6,212,867)	(5,063,744)

Other income (expense)
Loss on digital assets – investment treasury	(377,039)	—
Change in fair value of SAFEs	(59,042,901)	(827,595)
Other income	72,203	106,942
Other income (expense), net	(59,347,737)	(720,653)

Net loss before income taxes	(65,560,604)	(5,784,397)
Income tax expense	14,567	10,004
Net loss	$(65,575,171)	$(5,794,401)

Net loss per share attributable to common stockholders:
Basic and diluted	$(9.27)	$(0.82)
Weighted average common shares outstanding:
Basic and diluted	7,072,300	7,072,300

The accompanying notes are an integral part of these condensed financial statements.

Fold, Inc.
Condensed Statements of Stockholders’ Deficit
(Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
BALANCE DECEMBER 31, 2022	12,364,815	$1,237	7,072,300	$707	$27,816,728	$(29,086,737)	$(1,268,065)
Net loss	—	—	—	—	—	(5,794,401)	(5,794,401)
Share based compensation expense	—	—	—	—	6,250	—	6,250
BALANCE SEPTEMBER 30, 2023	12,364,815	$1,237	7,072,300	$707	$27,822,978	$(34,881,138)	$(7,056,216)
Net loss	—	—	—	—	—	(1,378,598)	(1,378,598)
Share based compensation expense	—	—	—	—	2,083	—	2,083
BALANCE DECEMBER 31, 2023	12,364,815	$1,237	7,072,300	$707	$27,825,061	$(36,259,736)	$(8,432,731)
Net loss	—	—	—	—	—	(65,575,171)	(65,575,171)
BALANCE SEPTEMBER 30, 2024	12,364,815	$1,237	7,072,300	$707	$27,825,061	$(101,834,907)	$(74,007,902)

The accompanying notes are an integral part of these condensed financial statements.

Fold, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(65,575,171)	$(5,794,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	207,900	318,416
Gain on digital assets – rewards treasury	(2,639,860)	(2,110,329)
Loss on digital assets – investment treasury	377,039	—
Loss on customer reward liability	2,344,103	2,250,160
Change in fair value of SAFEs	59,042,901	827,595
Share-based compensation expense	—	6,250
Increase (decrease) in cash resulting from changes in:
Accounts receivable, net	8,710	967,471
Inventories	(49,789)	227,320
Prepaid expenses and other current assets	(3,313)	590,299
Accounts payable	1,602,479	(198,891)
Accrued expenses and other current liabilities	49,508	(32,473)
Customer reward liability	1,323,384	2,928,012
Deferred revenue	(81,116)	(203,742)
Net cash used in operating activities	(3,393,225)	(224,313)

Cash flows from investing activities
Purchases of digital assets	(1,306,064)	(2,855,872)
Proceeds from sales of digital assets	104,868	—
Payments for capitalized software development costs	(510,051)	(294,747)
Net cash used in investing activities	(1,711,247)	(3,150,619)

Cash flows from financing activities
Proceeds from issuance of SAFEs	8,000,000	500,000
Net cash provided by financing activities	8,000,000	500,000

Net increase (decrease) in cash and cash equivalents	2,895,528	(2,874,932)
Cash and cash equivalents, beginning of period	1,491,544	5,352,771
Cash and cash equivalents, end of period	$4,387,072	$2,477,839

Non-cash investing and financing activities
Distributions of digital assets to fulfill customer reward redemptions	$2,628,920	$4,161,183
Distributions of digital assets to satisfy other current liabilities	$55,404	$13,306
Proceeds from SAFE financings received in digital assets	$64,106,134	$—

The accompanying notes are an integral part of these condensed financial statements.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fold, Inc. (“Fold,” the “Company,” “we,” “our,” or “us”) is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial services. The Company was formed with the purpose of creating a modern financial services platform that allows customers to earn, accumulate, and utilize bitcoin in their everyday life. The Company offers consumers an FDIC insured checking account, through Sutton Bank, a prepaid Visa debit card, bill payments, and an extensive catalog of merchant reward offers. The Company also offers various forms of bitcoin buying and selling with low-to-zero fees and instant withdrawals. By integrating bitcoin across traditional financial services, the Company acts as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives. The Company’s products and services are available in the United States through the Fold mobile app.

The Company was incorporated in the state of Delaware on August 20, 2019. The Company is a remote-first company and does not designate a physical headquarters.

On July 24, 2024, the Company entered into a definitive agreement with FTAC Emerald Acquisition Corp. (“FTAC Emerald”), a publicly-traded special purpose acquisition company, providing for a proposed business combination that will result in Fold becoming a publicly-listed company.

Liquidity and capital resources

As of September 30, 2024, the Company had cash and cash equivalents of $4.4 million, $14.0 million of unencumbered bitcoin treasury assets, positive working capital of $3.5 million, and an accumulated deficit of $101.8 million. The Company has a history of net operating losses, including net operating losses of $6.2 million for the nine months ended September 30, 2024.

The Company has financed its operations principally through equity financing. From January 1, 2024, to September 30, 2024 the Company entered into SAFEs with various investors with aggregate proceeds of $71.1 million, of which $21.1 million is capable of being used to support operations. During that same period the Company also received $1.0 million of proceeds related to a SAFE issued in September 2023 which is capable of being used to support operations.

Management expects that the Company’s existing cash and cash equivalents, accounts receivable, SAFE financings received through September 30, 2024, and digital assets held will be sufficient to enable the Company to fund its anticipated level of operations through one year from the date these financial statements are available to be issued.

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The business is subject to risks inherent in the establishment of an emerging growth enterprise, including limited capital resources, possible delays in product development, and possible cost overruns due to price and cost increases in services. The Company may require additional capital to pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, or unforeseen circumstances. Additionally, the Company has incurred and expects to continue to incur significant costs related to the proposed Merger with Emerald and becoming a public company.

Management anticipates raising additional capital through private equity fundraising and through the proposed Merger with FTAC Emerald. Although management believes that such capital sources will continue to be available, there can be no assurances that financing will be available to the Company when needed, or if available, on terms acceptable to the Company. If the Company is unable to obtain adequate financing on terms that are satisfactory to the Company, when the Company requires it, the Company’s ability to continue to grow or support the business and to respond to business challenges could be significantly limited, which may adversely affect the Company’s business plan.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. These condensed financial statements and accompanying notes should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2023 and 2022. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024, or for any future periods.

Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, as well as related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on assumptions that the Company believes are reasonable; however, actual results could significantly differ from those estimates. The Company evaluates these estimates on an ongoing basis.

Estimates, judgments, and assumptions in these financial statements include, but are not limited to, those related to the determination of the recognition, measurement, and valuation of current and deferred income taxes; the fair value of performance stock-based awards issued; the useful lives and impairment assessment of long-lived assets; allowance for credit losses; the fair value of safeguarding customer digital assets and liabilities; the fair value of customer reward liability derivative instruments; the fair value of Simple Agreements for Future Equity (“SAFEs”); and loss contingency identification and valuation, including assessing the likelihood of adverse outcomes from positions, claims, and disputes, recoveries of losses recorded, and associated timing.

Capitalized software development costs, net

The Company capitalizes significant costs incurred in the acquisition or development of the internal software for use in the Company’s various service offerings. The Company incurs costs in developing software inclusive of direct external costs and internal payroll costs. Internal payroll costs typically include salaries and wages. Capitalized software costs are stated at cost net of accumulated amortization. Amortization is provided utilizing the straight-line method over the estimated useful life of the software, which is three years. Costs incurred in the preliminary and post-implementation phases of the Company’s internal use software are expensed as incurred.

Capitalized software development costs consisted of the following:

	September 30, 2024	December 31, 2023
Capitalized software, gross carrying amount	$1,257,714	$747,663
Less: accumulated amortization	(401,797)	(193,897)
Capitalized software, net carrying value	$855,917	$553,766

The gross carrying amount of internally developed software costs that had been capitalized but not placed into service is as follows:

	September 30, 2024	December 31, 2023
Capitalized software not placed into service	$333,506	$204,370

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

During the nine months ended September 30, 2024 and 2023, the Company recorded amortization expense on capitalized software development costs placed in service in the amount of $0.2 million and $0.3 million, respectively. During the nine months ended September 30, 2023, amortization expense included the write-off of capitalized software development costs of $0.2 million related to the abandonment of the associated projects. Amortization expense during the nine months ended September 30, 2024 did not include any write-offs related to the abandonment of projects.

Customer rewards liability

The Company offers certain rewards to its users through the Fold Rewards Program. This program allows the Company’s users to earn promotional credits denominated in bitcoin by engaging in various actions, either by engaging in qualifying spend transactions (the “Revenue Rewards”) or performing certain actions designated by the Company as primarily for marketing, growth, and retention purposes (the “Marketing Rewards”). Revenue Rewards are defined as those that are earned in direct relation to a qualifying spend transaction such as spending on the Fold Card, purchasing bitcoin, purchasing merchant offers, etc. Marketing Rewards are defined as those that are earned for behaviors unrelated to qualifying spend transactions such as sign-up bonuses, referral bonuses, spinning the daily spin wheel, etc. For accounting purposes, any reward that derives from a transaction where Fold receives revenue constitutes a Revenue Reward, whereas all other rewards constitute Marketing Rewards.

Revenue Rewards are considered “earned” at the time of the qualifying spend transaction. Revenue Rewards are immediately available for redemption by the user, except for those related to Fold Card transactions which cannot be redeemed until after a 30-day settlement period. Marketing Rewards are earned and available immediately upon the performance of a qualifying action by the user. To redeem available rewards, a user may redeem these promotional credits to receive bitcoin by initiating may request a withdrawal to a personal, external bitcoin wallet. Withdrawals can be made either to an external bitcoin wallet or to a user’s bitcoin wallet at the qualified custodians used by Fold.

The Company accrues both Revenue Rewards and Marketing Rewards, (collectively, the “Rewards”) within ‘Customer rewards liability’ in our accompanying balance sheets at the time the Reward is earned, with the corresponding impact on our statements of operations dependent on the type of Reward. Revenue Rewards are recorded as a reduction in the transaction price of the related revenue earned — see Revenue recognition below. Marketing Rewards are recorded as a marketing expense within operating expenses. The liability is initially recorded at the fair value of the bitcoin earned upon the action by the user and subsequently marked to fair value until redeemed or reversed, with gains and losses on this liability recorded within gain (loss) on customer rewards liability in our accompanying statements of operations. The liability is derecognized when the Reward is redeemed by the user and delivered to the user’s bitcoin wallet.

Per the terms and conditions of the Fold Rewards Program, Rewards are subject to adjustment for chargebacks, returns, refunds, or other circumstances. In addition, Rewards are subject to expiry if users fail to maintain an active account for more than twelve consecutive months. The Company estimates the amount of Rewards that will expire based on historical data, current user trends, and other factors and records those estimated amounts in the period those Rewards were earned. These accruals are accounted for as an adjustment to the transaction price of the original revenue transaction if the expiration relates to Revenue Rewards, or as contra-expense within marketing expense if the expiration relates to Marketing Rewards.

Derivatives

As our customer rewards liability results in an obligation to deliver a fixed amount of digital assets in the future, the Company has determined that it meets the definition of a derivative and marked it to fair value as discussed above. The Company has not designated this derivative instrument as a hedging instrument. As of September 30, 2024 and December 31, 2023, the notional amount of the customer rewards liability outstanding was 100 and 126 bitcoin, respectively, and the derivative instrument was valued at $6.4 million and $5.3 million, respectively, within ‘Customer rewards liability’ on our accompanying balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recorded a loss of $2.3 million and $2.3 million, respectively, on the remeasurement of this liability. For more detail on the fair value measurement of this derivative instrument, refer to Note 12.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently adopted accounting pronouncements

For the nine months ended September 30, 2024, there were no significant changes to the recently adopted accounting pronouncements applicable to us from those disclosed in Note 2 to the financial statements included in our audited financial statements for the year ended December 31, 2023.

Recently issued accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public companies to disclose, in the notes to the financial statements, specific information about certain costs and expenses at each interim and annual reporting period. This includes disclosing amounts related to employee compensation, depreciation, and intangible asset amortization. In addition, public companies will need to provide qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Implementation of ASU 2024-03 may be applied prospectively or retrospectively. The Company does not expect the adoption of ASU 2024-03 to have a material impact on its financial statements.

3. REVENUE

Disaggregation of revenue

We disaggregate revenue by service type and by platform as follows:

Revenue stream	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Banking and payment revenues	$15,252,865	$15,625,958
Custody and trading revenues	62,340	23,961
Other revenues	358	152,618
Less: Sales returns and allowances	(3,839)	(8,677)
Revenues, net	$15,311,724	$15,793,860

The net reduction in revenue related to Revenue Rewards totaled $1.2 million and $2.8 million for the nine months ended September 30, 2024 and 2023, respectively.

Deferred revenue

Contract liabilities are classified as deferred revenue in our balance sheets. As of September 30, 2024 and December 31, 2023, the contract liability related to our deferred subscription revenues was $0.3 million and $0.4 million, respectively, and the contract liability related to the deferred Visa incentive was $0.6 million and $0.7 million, respectively.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

3. REVENUE (cont.)

The activity in deferred revenue for the nine months ended September 30, 2024 and the year ended December 31, 2023, was as follows:

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Beginning of the period contract liability	$1,012,010	$1,313,666
Revenue recognized from the contract liabilities included in the beginning balance	(421,584)	(661,426)
Increases due to cash received net of amounts recognized in revenue during the period	340,468	359,770
End of period contract liability	$930,894	$1,012,010

Contract costs

For the nine months ended September 30, 2024 and 2023, we did not incur any incremental costs to obtain and/or fulfill contracts with customers.

4. DIGITAL ASSETS

The Company holds digital assets, comprised solely of bitcoin, for two purposes: (1) to fulfill bitcoin rewards to customers in accordance with the terms and conditions of the Fold Rewards Program (“Rewards Treasury”); and (2) as a treasury asset with the intention to hold as a long-term investment (“Investment Treasury”). The Company purchases bitcoin for its Rewards Treasury to maintain a balance that is equal to or greater than its customer rewards liability and disburses bitcoin from its Rewards Treasury when customers redeem their rewards and the liability is satisfied.

The following is a summary of Fold’s bitcoin held in treasury as of the dates shown:

	September 30, 2024	December 31, 2023
Rewards treasury (USD)	$6,371,951	$5,333,384
Investment treasury (USD)	63,929,891	82,631
Total bitcoin treasury (USD)	$70,301,842	$5,416,015

	September 30, 2024	December 31, 2023
Rewards treasury (BTC)	100	126
Investment treasury (BTC)	1,003	2
Total bitcoin treasury (BTC)	1,103	128

As of September 30, 2024 and December 31, 2023, the Company held 1,103 and 128 bitcoin, respectively, with an aggregate cost of $67.8 million and $3.3 million, respectively.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

4. DIGITAL ASSETS (cont.)

A reconciliation, in the aggregate, of beginning and ending balances of the Company’s digital assets as of the dates shown is as follows:

	Rewards Treasury	Investment Treasury	Digital Assets
Bitcoin held at January 1, 2023	$3,009,662	$177,264	$3,186,926
Purchases of bitcoin	2,855,872	—	2,855,872
Transfers of bitcoin from investment treasury	177,264	(177,264)	—
Disbursements of bitcoin	(4,174,489)	—	(4,174,489)
Remeasurement gain (loss) on bitcoin	2,110,329	—	2,110,329
Bitcoin held at September 30, 2023	$3,978,638	$—	$3,978,638
Purchases of bitcoin	466,720	82,631	549,351
Disbursements of bitcoin	(1,238,238)		(1,238,238)
Remeasurement gain (loss) on bitcoin	2,126,264		2,126,264
Bitcoin held at December 31, 2023	$5,333,384	$82,631	$5,416,015
Purchases of bitcoin	1,187,899	118,165	1,306,064
Proceeds from SAFE financings received in bitcoin	—	64,106,134	64,106,134
Disbursements of bitcoin	(2,684,324)	—	(2,684,324)
Proceeds from sale of bitcoin	(104,868)	—	(104,868)
Remeasurement gain (loss) on bitcoin	2,639,860	(377,039)	2,262,821
Bitcoin held at September 30, 2024	$6,371,951	$63,929,891	$70,301,842

Disbursements of bitcoin represent amounts that were distributed to customers to fulfill customer rewards obligations and satisfy other current liabilities.

The remeasurement gain of $2.3 million recognized on the digital assets balances for the nine months ended September 30, 2024 consisted of a realized gain of $1.9 million and an unrealized gain of $0.4 million. The remeasurement gain of $2.1 million recognized on the digital assets balance for the nine months ended September 30, 2023 consisted of a realized loss of $0.3 million and an unrealized gain of $2.4 million.

5. CUSTOMER REWARDS LIABILITY

A reconciliation, in the aggregate, of beginning and ending balances of the Company’s customer rewards liability as of the dates shown is as follows:

Customer Rewards Liability
Balance at January 1, 2023	$3,009,662
Rewards earned by customers	3,452,296
Rewards fulfilments	(4,161,183)
Expired rewards	(524,284)
Remeasurement (gain) loss on customer rewards liability	2,250,160
Balance at September 30, 2023	$4,026,651
Rewards earned by customers	623,848
Rewards fulfilments	(1,251,544)
Expired rewards	(99,206)
Remeasurement (gain) loss on customer rewards liability	2,033,635
Balance at December 31, 2023	$5,333,384
Rewards earned by customers	1,469,239
Rewards fulfilments	(2,628,920)
Expired rewards	(145,855)
Remeasurement (gain) loss on customer rewards liability	2,344,103
Balance at September 30, 2024	$6,371,951

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

5. CUSTOMER REWARDS LIABILITY (cont.)

Rewards fulfilments represent amounts that were distributed to customers to fulfill customer rewards obligations.

6. RELATED PARTIES

On May 31, 2024, the Company entered into a SAFE with Thesis, Inc., a principal shareholder and related party, with aggregate gross proceeds of $1.0 million.

7. SAFEs

During the nine months ended September 30, 2024, the Company:

●	Entered into six SAFEs with various investors with aggregate gross proceeds of $72.1 million; and

●	Received $1.0 million of proceeds related to a SAFE issued in September 2023

Three of the SAFEs (the “Bitcoin SAFEs”) issued during 2024, totaling $64.1 million, were funded with bitcoin that the Company held in treasury as of September 30, 2024.

Two of the Bitcoin SAFEs, totaling $50.0 million (the “Purchase Amount”) stipulate that the Company agrees to use the bitcoin received exclusively for treasury purposes, defined here as holding the bitcoin as a long-term investment, and that the Company may not use the bitcoin for operational or any other purposes during the eighteen (18) months beginning from the date of issuance. If there is a Public Offering before the termination of these SAFEs they will automatically convert into a number of shares of New Public Preferred Stock equal to the Purchase Amount divided by the applicable Public Offering Conversion Price. If there is no Public Offering before the termination of these SAFEs, at the written election of the Investor, (A) the Company shall transfer to the Investor the number of Bitcoins that the Investor paid to the Company on account of the Purchase Amount, or (B) the Safe shall be converted into the number of shares of a new series of Preferred Stock of the Company (the “New Private Preferred Stock”), equal to the Purchase Amount divided by the No Public Offering Conversion Price.

The remaining terms for the other SAFEs issued in 2024 reflect similar rights to, and obligations of, the Company as historically issued SAFEs.

Apart from the aforementioned terms, the SAFEs have no maturity dates and bear no interest. Upon an equity financing, the SAFEs will convert into a variable number of shares dependent on the terms of the individual SAFE, such as the Purchase Amount, Discount Rate, Post-Money Valuation Cap, and the Company Capitalization. At inception, the Purchase Amount and Post-Money Valuation Cap are both known, and the Company Capitalization results in a share calculation that is in essence a minimum number of shares to be delivered to the investor at conversion. Other conversion events include liquidity events such as a change of control, direct listing, or initial public offering. Upon a liquidity event or dissolution event, the investors to the SAFEs will automatically be entitled to receive cash proceeds equal to, at a minimum, the Purchase Amount, prior to and in preference to any distribution of any assets or surplus funds to the common and preferred stockholders of the Company.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

7. SAFEs (cont.)

SAFEs outstanding as of September 30, 2024 consisted of the following purchase amounts and terms for conversion:

SAFE Number	Amount Funded	Conversion Detail
SAFE-26	$3,000,000	Post-Money Valuation Cap $70,000,000
SAFE-27	500,000	15% Discount Rate
SAFE-28	500,000	15% Discount Rate
SAFE-29	3,000,000	Post-Money Valuation Cap $70,000,000
SAFE-30	100,000	Post-Money Valuation Cap $70,000,000
SAFE-31	100,000	Post-Money Valuation Cap $70,000,000
SAFE-32	50,000	Post-Money Valuation Cap $70,000,000
SAFE-33	250,000	Post-Money Valuation Cap $70,000,000
SAFE-34	1,000,000	Post-Money Valuation Cap $70,000,000
SAFE-35	1,000,000	Post-Money Valuation Cap $130,000,000
SAFE-37	1,000,000	Post-Money Valuation Cap $130,000,000
SAFE-38	5,000,000	Post-Money Valuation Cap $100,000,000
SAFE-39	26,856,785	Post-Money Valuation Cap $190,000,000
SAFE-40	23,143,215	Post-Money Valuation Cap $190,000,000
SAFE-41	14,106,134	Post-Money Valuation Cap $265,000,000

The SAFEs are classified as a liability based on Management’s evaluation of the characteristics of the instruments and the Company presents the SAFEs at fair value as a non-current liability in the Company’s accompanying balance sheets. The estimated fair value of the SAFEs considered the timing of issuance and whether there were changes in the various scenarios since issuance. As of and for the periods ended September 30, 2024 and December 31, 2023, the fair value of the SAFEs was $141.8 million and $10.6 million, respectively, with the remeasurement on the SAFEs representing an increase in the liability of $59.0 million and $1.4 million, respectively, included in change in fair value of SAFEs on the accompanying statements of operations. Refer to Note 12 for further details on the fair value measurement of the SAFEs.

8. STOCKHOLDERS’ EQUITY

Common stock

Pursuant to the Restated Certificate of Incorporation of the Company dated March 23, 2021, the Board is authorized to issue 25,000,000 shares of common stock at a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, the Company has 7,072,300 shares issued and outstanding. Any dividends declared on common shares will be subordinated to dividends under convertible preferred shares. Holders of common stock are entitled to one vote per share. Upon a liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders would be distributed ratably among the holders of all classes of stock in order of preference.

Convertible preferred stock

As of September 30, 2024 and December 31, 2023, the Company had 12,364,815 shares of convertible preferred stock issued and outstanding. These shares include 1,000,000 Series Seed Preferred Shares for $3.00 per share issued on the Company’s inception date of August 20, 2019, and 5,389,718 Series A Preferred Shares for $2.41 per share, 3,005,374 shares of Series A-1 Preferred Stock for $0.63 per share, 797,236 shares of Series A-2 Preferred Stock for $0.75 per share, 738,186 shares of Series A-3 Preferred Stock for $0.81 per share, 1,323,571 shares of Series A-4 Preferred Stock for $0.96 per share, and 110,730 shares of Series A-5 Preferred Stock for $0.99 per share (collectively, the “Series A Preferred Shares”), issued on March 23, 2021. The Series Seed Preferred Shares and Series A Preferred Shares (collectively, the “Preferred Shares”) have a par value of $0.0001 per share. The investors to the Series Seed Preferred Shares have the same dividend, liquidation, participation, conversion, and voting rights Dividends for the Preferred Shares are noncumulative and payable only upon declaration by the Board of Directors. Dividends will be paid at the rate of 8% of the issue price for each share of preferred stock, when declared.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

8. STOCKHOLDERS’ EQUITY (cont.)

The Preferred Shareholders have a liquidation preference over common stockholders to any distributions in the event of a voluntary or involuntary liquidation, dissolution, winding up, merger or consolidation (only if there is a change in voting control), or the sale, lease, transfer, exclusive license or other disposition of all or substantially all the assets or intellectual property of the Company.

The Preferred Shareholders are entitled to votes equal to the number of votes that would be attributed to the same amount of common shares, and voting rights and powers attributed to the Preferred Shares are equal to that of common stockholders. The Preferred Shareholders, as a separate voting class, are entitled to elect one member of the Board of Directors (the “Preferred Director”). The Preferred Director can only be removed by a majority vote of the preferred stock voting as a separate voting class. Any remaining directors will be elected by a single class consisting of common and preferred stock (on an as-converted basis).

The Preferred Shares are subject to an automatic conversion at the earlier of a vote or written consent of a majority of the Preferred Shareholders or a qualified Initial Public Offering (“IPO”). Additionally, the Preferred Shareholders have the option to convert at any time into common stock at the Conversion Price. The Conversion Price is initially equal to the issue price, as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalizations. The Preferred Shareholders will receive common shares equal to the number of preferred shares held, multiplied by the issue price divided by the Conversion Price, as adjusted. Diluting issuances such as options or warrants will adjust the Conversion Price.

9. SHARE-BASED COMPENSATION EXPENSE

The Company’s 2019 Equity Incentive Plan (the “Equity Plan”) was adopted by the Board of Directors and approved by Company Stockholders on August 20, 2019. The purpose of this Equity Plan is to offer select Participants (defined as employees, consultants, or outside directors) the opportunity to acquire equity in the Company through the awards of Options, Restricted Stock Awards (“RSAs”), Stock Appreciation Rights, Restricted Stock Units (“RSUs”), and Other Stock Awards (collectively and individually, “Awards”). RSUs are Awards of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award. RSAs are Awards of restricted shares of Company common stock. Each Award may or may not be subject to vesting. Vesting occurs upon satisfaction of the conditions specified in each individual award agreement. As of September 30, 2024, the Company has not issued any Options, Stock Appreciation Rights, or Other Stock Awards through the Equity Plan.

Restricted Stock Units

The Company’s RSUs that have been awarded as of September 30, 2024 have two vesting conditions: a service condition for time in continuous services at the Company, and a performance condition related to the consummation of a liquidity event defined in the award agreements as the first to occur of a change of control of the Company or the first sale of common stock pursuant to an IPO. Compensation expense related to the RSUs will be recognized at such time that a liquidity event is effected.

Unrecognized compensation expense as of September 30, 2024 and December 31, 2023, respectively, was $4.3 million and $0.8 million for the RSUs. The weighted-average period over which unrecognized compensation expense as of September 30, 2024 and December 31, 2023 will be recognized is not estimable, as the performance condition for the recognition of RSU expense is not considered probable to occur until consummation of a liquidity event. The weighted-average grant date fair value during the nine months ended September 30, 2024 was $7.79 per share.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

9. SHARE-BASED COMPENSATION EXPENSE (cont.)

Restricted Stock Awards

The Company’s awarded RSAs are not subject to any performance condition vesting requirements and are instead subject only to service conditions. We recorded a nominal amount of share-based compensation expense related to RSAs for the nine months ended September 30, 2023. There was no material unrecognized compensation expense related to RSAs as of September 30, 2024 or December 31, 2023, as all unvested shares were purchased by the Participants at fair value at the time of issuance. There were not any additional RSAs granted during the nine months ended September 30, 2024. Share-based compensation expense for RSAs is included in compensation and benefits in the accompanying statements of operations.

Determination of fair value

The initial value of the awards on the dates that the RSUs and RSAs were granted was determined based on the underlying value of the Company’s common stock. As a private company, the common stock was valued by performing an enterprise valuation using a guideline public company market approach method. This method leverages an analysis of publicly traded peers to develop relevant market multiples and ratios applied to the Company’s historical and expected cash flows.

RSU and RSA activity

The following table summarizes RSU and RSA share activity under the Equity Plan for the nine months ended September 30, 2024 and 2023:

	RSUs	RSAs
Shares nonvested at January 1, 2023	1,583,089	700,825
Granted	242,010	—
Vested	—	(550,367)
Forfeited	(284,123)	—
Shares nonvested at December 31, 2023	1,540,976	150,458
Granted	1,006,582	—
Vested	—	(100,275)
Forfeited	(3,750)	—
Shares nonvested at September 30, 2024	2,543,808	50,183

Note that while certain RSUs have met the service condition, no RSUs have met the performance condition, and are therefore not included in common shares issued and outstanding as of September 30, 2024 and 2023.

10. COMMITMENTS AND CONTINGENCIES

401(k) Plan

We sponsor a 401(k) defined contribution plan covering all eligible U.S. employees. Both Company and employee contributions to the 401(k) plan are discretionary. For each of the nine months ended September 30, 2024 and 2023, we recorded a nominal amount of expense related to the 401(k) plan, which is included in compensation and benefits in the accompanying statements of operations.

Litigation

The Company was not a party of any ongoing or pending litigation as of September 30, 2024 and 2023, and accordingly, has not made any accrual related to legal proceedings in the Company’s balance sheets.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

11. INCOME TAXES

During the nine months ended September 30, 2024, the Company had losses before income taxes of $65.6 million and a nominal amount of income tax expense. During the nine months ended September 30, 2023, the Company had losses before income taxes of $5.8 million and a nominal amount of income tax expense. For the nine months ended September 30, 2024, the Company’s actual tax expense differs from the expected tax benefit utilizing a federal rate of 21%, primarily due to the addback of the non-deductible SAFE Fair Value Adjustment and an increase in valuation allowance. For the nine months ended September 30, 2023, the Company’s actual tax expense differs from the expected tax benefit utilizing a federal rate of 21%, primarily due to the addback of the non-deductible SAFE Fair Value Adjustment and an increase in valuation allowance.

12. FAIR VALUE MEASUREMENTS

Financial assets and liabilities that are measured at fair value on a recurring basis are classified as Level 1, Level 2 and Level 3 as follows:

	As of September 30, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Digital assets	$70,301,842	$70,301,842	$—	$—
Safeguarding customer digital assets	6,801,838	—	6,801,838	—
Total assets	$77,103,680	$70,301,842	$6,801,838	$—

Liabilities:
Customer rewards liability	$6,371,951	$—	$—	$6,371,951
Safeguarding customer digital liabilities	6,801,838	—	6,801,838	—
SAFEs	141,750,580	—	—	141,750,580
Total liabilities	$154,924,369	$—	$6,801,838	$148,122,531

	As of December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Digital assets	$5,416,015	$5,416,015	$—	$—
Safeguarding customer digital assets	1,229,467	—	1,229,467	—
Total assets	$6,645,482	$5,416,015	$1,229,467	$—

Liabilities:
Customer rewards liability	$5,333,384	$—	$—	$5,333,384
Safeguarding customer digital liabilities	1,229,467	—	1,229,467	—
SAFEs	10,601,545	—	—	10,601,545
Total liabilities	$17,164,396	$—	$1,229,467	$15,934,929

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities, and deferred revenue approximate their fair values due to their short-term nature.

The fair value of the safeguarding obligation for digital assets and the corresponding safeguarding asset for digital assets was determined using Level 2 inputs which included using the value of the safeguarded asset in the market we determined to be the principal market for the related digital asset as of September 30, 2024 and December 31, 2023.

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

12. FAIR VALUE MEASUREMENTS (cont.)

Customer rewards liability

The customer reward liability is classified as a Level 3 financial instrument within the fair value hierarchy primarily due to the reward forfeiture rate applied to the value of the bitcoin obligation, which is an unobservable input to the fair value measurement. The Company has determined the bitcoin price based on its value in the market we determined to be the principal market for the related digital asset as of September 30, 2024 and December 31, 2023, which is considered a Level 1 input. The forfeiture rate is then applied to reflect an estimated breakage rate of rewards that have been forfeited based on the contractual terms and conditions of our Rewards Program and historical trends of forfeiture rates on a three-year trailing basis. The estimated forfeiture rate applied to our customer rewards liability for the periods ended September 30, 2024 and 2023 was 10%.

Simple Agreements for Future Equity

The estimated fair value of the SAFEs (refer to Note 7) is determined based on the aggregated, probability-weighted average of the outcomes of certain scenarios, including: (i) equity financing, with conversion of the SAFEs into a number of shares of convertible preferred stock at the lower of the post-money valuation cap price or discount price (ii) liquidity event (change of control, direct listing, or an initial public offering) with mandatory conversion to common stock at the lower of the post-money valuation cap price or discount price and (iii) dissolution event, with SAFE holders automatically entitled to receive cash payments equal to the purchase amount, prior to and in preference to any distribution of any assets or surplus funds to the holders of convertible preferred and common stock. The combined value of the probability-weighted average of those outcomes is then discounted back to each reporting period in which the SAFEs are outstanding, in each case based on a risk-adjusted discount rate estimated to set the probability-weighted sum of each scenario to the purchase price. The discount rate at each valuation date was adjusted by the change in the USD CCC bond rate to reflect the market movement between the issuance date and valuation date. Additionally, in the Company’s estimate of the fair value of the Bitcoin SAFEs, the current value of bitcoin was used as an estimate of the future value of a BTC-denominated payout. If there is not a Liquidity Event, the SAFE will result in the repayment of the bitcoin contributed at the issuance of the note. To value this scenario, which is weighted at an 18% probability, the Company considered the value of the underlying bitcoin as of the valuation date, reflecting an estimate of the future price.

Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented. Judgment is used in determining these assumptions as of the initial valuation date and at each subsequent reporting period. Changes or updates to assumptions could have a material impact on the reported fair value and the change in fair value of SAFEs and the results of operations in any given period.

The following table summarizes the significant inputs not observable in the market upon which the fair value measurements associated with the SAFEs were determined:

	VALUATION TECHNIQUE	UNOBSERVABLE INPUT	AS OF SEPTEMBER 30, 2024
Liabilities
SAFEs	Scenario-based approach	Probability weighting	1.0% – 80.0%
		Discount rate-Bitcoin SAFES	129.3%
		Discount rate-all other SAFEs	43.4%
		Remaining term to event (in years)	0.75

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

12. FAIR VALUE MEASUREMENTS (cont.)

The following table summarizes the changes in fair value associated with Level 3 financial instruments held at the beginning or end of the periods presented:

SAFEs
Balance at January 1, 2023	$8,727,540
Proceeds from issuances of SAFEs	500,000
Change in fair value of SAFEs	827,595
Balance at September 30, 2023	10,055,135
Change in fair value of SAFEs	546,410
Balance at December 31, 2023	10,601,545
Proceeds from issuances of SAFEs	72,106,134
Change in fair value of SAFEs	59,042,901
Balance at September 30, 2024	$141,750,580

13. SAFEGUARDING OBLIGATION FOR DIGITAL ASSETS

As of September 30, 2024 and December 31, 2023, we had safeguarding customer digital assets and liabilities, comprised solely of bitcoin, of $6.8 million and $1.2 million, respectively. The safeguarding liability, and corresponding safeguarding customer digital assets on the balance sheets are measured at the fair value of the digital assets held for our customers. We are not aware of any actual or possible safeguarding loss events as of and for the periods ended September 30, 2024 and December 31, 2023 that would have a material impact on these balances. Therefore, the safeguarding customer digital liabilities and the related safeguarding customer digital assets are recorded at the same amount as of each period.

We provide custody services on behalf of our customers through unrelated third-party service providers, who are qualified custodians. We do not own digital assets held in a custodial capacity on behalf of our customers. We maintain internal record keeping of those assets and are obligated to safeguard the assets. We do not hold the cryptographic key information on behalf of our customers. The qualified custodians used by Fold hold our customer cryptographic key information.

14. NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock. In periods when the Company reported a net loss, diluted net loss per share is the same as basic net loss per share because the effects of potentially dilutive items were anti-dilutive.

	Nine months ended September 30,
	2024	2023
Basic net loss per share:
Numerator:
Net loss	$(65,575,171)	$(5,794,401)
Net loss attributable to common stockholders, basic and diluted	$(65,575,171)	$(5,794,401)

Denominator:
Basic shares:
Weighted-average shares used to compute basic and diluted net loss per share	7,072,300	7,072,300
Net loss per share attributable to common stockholders:
Basic and diluted	$(9.27)	$(0.82)

Fold, Inc.
Notes to Unaudited Condensed Financial Statements

14. NET LOSS PER SHARE (cont.)

The following potential common shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	Nine months ended September 30,
	2024	2023
Convertible preferred stock	12,364,815	12,364,815
Unvested restricted stock units	2,543,808	1,695,235
SAFEs(1)	—	—
Total anti-dilutive securities	14,908,623	14,060,050

(1)	The contingently convertible SAFEs were not included for purposes of calculating the number of diluted shares outstanding as of September 30, 2024 and 2023, as the number of dilutive shares is based on a conversion ratio associated with the pricing of a future financing or liquidation event. Therefore, the contingently convertible SAFEs’ conversion ratio, and the resulting number of dilutive shares, is not determinable until the contingency is resolved.

15. SUBSEQUENT EVENTS

The Company evaluated subsequent events, if any, that would require an adjustment to the Company’s financial statements or require disclosure in the notes to the financial statements through January 13, 2025, the date the financial statements were available to be issued. Where applicable, the notes to these financial statements have been updated to discuss significant subsequent events which have occurred.

On December 24, 2024, Fold entered into a Securities Purchase Agreement (the “December 2024 Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which (i) Fold issued to the Investor a Senior Secured Convertible Note in an aggregate principal amount of $20,000,000 (the “December 2024 Initial Investor Note”), and (ii) following the closing of the Business Combination, Fold (or New Fold, as successor to Fold) may issue to the Investor an additional Senior Secured Convertible Note in an aggregate principal amount of up to $10,000,000 (the “Additional Investor Note” and, together with the December 2024 Initial Investor Note, the “Investor Notes”), subject to the mutual discretion of Fold and the Investor. The Investor Notes will be convertible into shares of New Fold Common Stock at a conversion price of $11.50 per share. The Investor Notes are secured by Fold’s assets as collateral, including a portion of Fold’s proprietary bitcoin, and will mature three years after the closing of the Business Combination.

In connection with the December 2024 Initial Investor Note, the Investor received (i) warrants exercisable for 869,565 shares of Fold Common Stock with an exercise price of $12.50 per share (the “December 2024 Series A Warrants”), (ii) warrants that will become exercisable for 500,000 shares of New Fold Common Stock following the closing of the Business Combination with an effective exercise price of $0.001 per share (the “December 2024 Series B Warrants”), and (iii) warrants exercisable for 869,565 shares of New Fold Common Stock with an exercise price of $11.50 per share (the “December 2024 Series C Warrants” and, together with the December 2024 Series A Warrants and December 2024 Series B Warrants, the “Investor Warrants”).